As filed with the Securities and Exchange Commission on June 11, 2013

Registration No. 333-189135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________

ACACIA RESEARCH Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices; Zip Code)

2013 Acacia Research Corporation Stock Incentive Plan
(Full title of the plan)

Paul R. Ryan

Chief Executive Officer

500 Newport Center Drive

Newport Beach, California 92660

(Name and address of agent for service)

(949) 480-8300

(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.

Michael L. Lawhead, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-189135) (the “Initial S-8”) is being filed by Acacia Research Corporation (the “Company”) to reflect the correct version of Exhibit 23.1. An incorrect version of Exhibit 23.1 was inadvertently filed without a conforming signature with the Initial S-8 that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 6, 2013. Grant Thornton LLP, Independent Registered Public Accounting Firm for the Company, had manually signed the consent included as Exhibit 23.1 and delivered such consent to the Company prior to the time that the Company filed the Initial S-8. This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Initial S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2013 (File No. 000-26068)).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1) (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
24.1	Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
99.1	2013 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

___________

**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 11th day of June, 2013.

ACACIA RESEARCH CORPORATION

By: /s/ Paul R. Ryan
Paul R. Ryan
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul R. Ryan Paul R. Ryan	Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2013
/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer, Senior Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	June 11, 2013
/s/ Robert L. Harris, II Robert L. Harris, II	Executive Chairman and Director	June 11, 2013
* William S. Anderson	Director	June 11, 2013
* Fred A. de Boom	Director	June 11, 2013
* Edward W. Frykman	Director	June 11, 2013
* G. Louis Graziadio, III	Director	June 11, 2013

*	By: /s/ Clayton J. Haynes Clayton J. Haynes, Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 5, 2008 (File No. 000-26068)).
4.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2013 (File No. 000-26068)).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1) (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
24.1	Power of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 6, 2013 (File No. 333-189135)).
99.1	2013 Acacia Research Corporation Stock Incentive Plan (incorporated by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2013).

___________

**     Filed herewith

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